UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Life Time Fitness, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

On March 20, 2015, Life Time Fitness, Inc. distributed the following letter to its partners.

Dear [PARTNER NAME],

As a valued partner to our company, I wanted to share some important news with you regarding Life Time. On March 16, 2015, we announced that our company has signed a definitive merger agreement with affiliates of Leonard Green & Partners, a $13 billion private equity firm, and TPG, a $67 billion private investment firm. Other key investors include LNK Partners and Bahram Akradi, who will remain in his role as Life Time Chairman, President and Chief Executive Officer.

Under the terms of the merger agreement, affiliates of Leonard Green & Partners, TPG, LNK Partners and the other investors will acquire all of the outstanding shares of Life Time, subject to certain conditions. Following the close of this transaction, which is expected to be in the third quarter of 2015, we will again operate as a private company, just as we did from our inception in 1992 through mid-2004.

Importantly, our new investors share our vision to deliver the best places, people and programs to our customers just as we always have. We remain 100% committed to building the Healthy Way of Life Company and Brand that uniquely defines Life Time. During this time of transition, Life Time will continue to operate in a business as usual manner.

Although our ownership structure will change, we look forward to continuing our relationship with [PARTNER NAME] and the products and services that support the unparalleled experiences and value we deliver to our customers.

If you have any questions, please feel free to contact me.

Best regards,

[NAME]

Important Additional Information

In connection with the proposed merger, Life Time intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Life Time will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT LIFE TIME WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by Life Time with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Life Time via Life Time’s Investor Relations section of its website at www.lifetimefitness.com or by contacting Investor Relations by directing a request to Life Time Fitness, Inc., Attention: Investor Relations, 2902 Corporate Place, Chanhassen, MN 55317, or by calling (952) 229-7427.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Life Time, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Life Time in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Life Time’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in Life Time’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 24, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov, and via Life Time’s Investor Relations section of its website at www.lifetimefitness.com.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Life Time may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of Life Time may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Life Time may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Life Time’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Life Time’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Life Time undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.